UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 30, 2009

MAGELLAN HEALTH SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

55 NOD ROAD
AVON, CONNECTICUT	06001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On October 30, 2009, Magellan Health Services, Inc. (the “Company”) reported operating results for the third quarter ended September 30, 2009 and increased guidance for the full year to the upper half of its previously disclosed range.  This guidance, including estimates for First Health Services, projects full-year segment profit in the range of $207.5 million to $217.5 million and net income of $85.3 million to $95.5 million.  This equates to diluted EPS of $2.41 to $2.70.  The Company also announced today the signing of a binding letter of agreement with WellCare Health Plans to manage behavioral health services for all WellCare markets.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of the press release dated October 30, 2009.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(a)   Financial Statements of business acquired:                                     Not applicable.

(b)   Pro forma financial information:                 Not applicable.

(d)                                 Exhibits:

Exhibit Number	Description
99.1	Registrant’s press release dated October 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

Date: October 30, 2009	By:	/s/ Jonathan N. Rubin
		Name:	Jonathan N. Rubin
		Title:	Executive Vice President and Chief Financial Officer